Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Fred Zinn, President and CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

DREW INDUSTRIES ACQUIRES RIGHTS TO NEW RV COMPONENTS INCLUDING INNOVATIVE WALL SLIDE

White Plains, New York – March 16, 2010 – Drew Industries Incorporated (NYSE:DW) today reported that its wholly-owned subsidiary, Lippert Components, Inc., completed the previously announced acquisition of certain intellectual property and other assets from Michigan-based Schwintek, Inc. The purchase included several products for which patents are pending, including an innovative wall slide-out mechanism, an aluminum cylinder for use in leveling devices for motorhomes, and a new tent camper device.

The purchase price consists of $20 million paid at closing from available cash, plus an earn-out which is expected to aggregate $10 million to $15 million over the next 3 to 5 years, depending on future unit sales of these products in excess of pre-established hurdles. Mike Schwindaman and Mike Howard, the owners of Schwintek, entered into consulting, product development and non-competition agreements with Lippert Components.

“Our strong balance sheet and cash position enabled us to complete this acquisition without incurring debt,” said Fred Zinn, Drew’s President and CEO. “We still have adequate cash to continue to pursue expansion opportunities that we believe will yield favorable returns on our investment.”

“Largely through new product introductions and market share growth, we have more than tripled our content in the average travel trailer and fifth-wheel RV, from $670 in 2001 to $2,101 in 2009. These new products fit into our long-term plan to continue to increase our content in all types of RVs,” said Zinn. “Mike Schwindaman has a proven ability to design new products that are both extremely functional and efficient to manufacture. The product development agreements we now have with Mike Schwindaman and Mike Howard greatly expand the R&D capabilities of Lippert Components, and provide a framework for our purchase of additional RV products they design over the next five years. They are already working on a ‘new concept’ leveling device for motorhomes that utilizes the aluminum cylinder we just purchased.”

“The new wall slide-out design is expected to gain substantial market share in both the motorhome and towable RV markets, because of its significant advantages over many other slide-out mechanisms,” said Jason Lippert, President and CEO of Drew’s subsidiaries, Lippert Components and Kinro, Inc. “This wall slide-out mechanism is considerably lighter and more space efficient. It also minimizes the need for manual adjustments by the RV user, significantly reducing one of the biggest warranty issues for RV dealers. Schwintek and Lippert Components have been selling this wall slide-out for several months, and it has generated a high level of interest throughout the RV industry. Lippert Components will now be the exclusive supplier of this product. We are also exploring alternative applications for this design, for example, in our power TV lifts.”

“We will be manufacturing the products we acquired in our existing factories with very little additional overhead, which should allow us to be highly efficient,” said Jason Lippert. “As a result, we expect this acquisition to be accretive to our earnings in the first year. Further, we expect to leverage our extensive marketing and distribution capabilities to continue to gain market share.”

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 24 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, cash flow, and financial condition whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of recreational vehicles, inventory levels of dealers and manufacturers, levels of repossessed RVs, the disposition into the market by the Federal Emergency Management Agency (“FEMA”), by sale or otherwise, of RVs purchased by FEMA, sales declines in the RV industry, the financial condition of our customers, the financial condition of retail dealers of RVs, retention of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, national and regional economic conditions and consumer confidence affect the retail sale of RVs.
###